EXHIBIT 10.2
FIRST AMENDMENT TO
COOPER INDUSTRIES, LTD.
DIRECTORS’ DEFERRED COMPENSATION PLAN
(November 4, 2008 Restatement)
WHEREAS, the Company maintains the Cooper Industries, Ltd. Amended and Restated Directors’ Deferred Compensation Plan (the “Plan”); and
WHEREAS, the Company’s Board of Directors has approved amending the Plan to eliminate income deferrals under the Plan;
RESOLVED, effective as of February 9, 2009, the Plan is hereby amended to add Section 3.4 to the Plan as follows:
3.4	Termination of Deferral Elections

Notwithstanding any other provision of this Plan, no election to defer Fees under this Article III may be made by any Participant with respect to any Fees that, in the absence of any such election, would otherwise be payable after January 2, 2009.
COOPER INDUSTRIES, LTD.

By:	/s/ James P. Williams James P. Williams
Senior Vice President
Human Resources